NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR EACH FUND.* The individuals listed in the tables below were elected as trustees for each fund. All trustees served as trustees to the funds prior to the shareholder meeting.

     European Stock Index Fund, Pacific Stock Index Fund, Emerging Markets Stock Index Fund

-------------------------------- --------------- -------------- ----------------
            TRUSTEE                   FOR          WITHHELD      PERCENTAGE FOR
-------------------------------- --------------- -------------- ----------------
-------------------------------- --------------- -------------- ----------------
John J. Brennan                  5,281,736,317   113,840,134         97.9%
-------------------------------- --------------- -------------- ----------------
-------------------------------- --------------- -------------- ----------------
Charles D. Ellis                 5,291,490,574   104,085,876         98.1
-------------------------------- --------------- -------------- ----------------
-------------------------------- --------------- -------------- ----------------
Rajiv L. Gupta                   5,282,636,844   112,939,606         97.9
-------------------------------- --------------- -------------- ----------------
-------------------------------- --------------- -------------- ----------------
JoAnn Heffernan Heisen           5,290,908,540   104,667,911         98.1
-------------------------------- --------------- -------------- ----------------
-------------------------------- --------------- -------------- ----------------
Burton G. Malkiel                5,283,768,860   111,807,590         97.9
-------------------------------- --------------- -------------- ----------------
-------------------------------- --------------- -------------- ----------------
Alfred M. Rankin, Jr.            5,291,340,761   104,235,689         98.1
-------------------------------- --------------- -------------- ----------------
-------------------------------- --------------- -------------- ----------------
J. Lawrence Wilson               5,277,749,566   117,826,885         97.8
-------------------------------- --------------- -------------- ----------------
*Results are for all funds within the same trust.

Total   International   Stock  Index  Fund,   Developed   Markets   Index  Fund,
Institutional Developed Markets Index Fund

-------------------------------- ----------------- -------------- --------------
            TRUSTEE                    FOR           WITHHELD     PERCENTAGE FOR
-------------------------------- ----------------- -------------- --------------
-------------------------------- ----------------- -------------- --------------
John J. Brennan                  14,890,605,500    210,628,324       98.6%
-------------------------------- ----------------- -------------- --------------
-------------------------------- ----------------- -------------- --------------
Charles D. Ellis                 14,884,597,360    216,636,465       98.6
-------------------------------- ----------------- -------------- --------------
-------------------------------- ----------------- -------------- --------------
Rajiv L. Gupta                   14,860,083,637    241,150,188       98.4
-------------------------------- ----------------- -------------- --------------
-------------------------------- ----------------- -------------- --------------
JoAnn Heffernan Heisen           14,880,145,951    221,087,874       98.5
-------------------------------- ----------------- -------------- --------------
-------------------------------- ----------------- -------------- --------------
Burton G. Malkiel                14,854,652,159    246,581,665       98.4
-------------------------------- ----------------- -------------- --------------
-------------------------------- ----------------- -------------- --------------
Alfred M. Rankin, Jr.            14,888,363,273    212,870,551       98.6
-------------------------------- ----------------- -------------- --------------
-------------------------------- ----------------- -------------- --------------
J. Lawrence Wilson               14,863,134,431    238,099,393       98.4
-------------------------------- ----------------- -------------- --------------
*Results are for all funds within the same trust.


o Change the following funds' policy on investing in other mutual funds. This change enables each fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the funds to achieve greater diversification and to earn modestly higher returns on their cash reserves. The funds will need Securities and Exchange Commission approval before implementing this new cash management program.

--------------------------- ------------------- --------------- -------------- -------------- ---------------
      VANGUARD FUND                FOR             AGAINST         ABSTAIN        BROKER      PERCENTAGE FOR
                                                                                 NON-VOTES
--------------------------- ------------------- --------------- -------------- -------------- ---------------
--------------------------- ------------------- --------------- -------------- -------------- ---------------
 European Stock Index        3,076,621,598       183,922,847     88,905,016     130,119,646        88.4%
--------------------------- ------------------- --------------- -------------- -------------- ---------------
--------------------------- ------------------- --------------- -------------- -------------- ---------------
Pacific Stock Index         1,188,453,873       64,727,924      28,494,499     31,255,344          90.5
--------------------------- ------------------- --------------- -------------- -------------- ---------------
--------------------------- ------------------- --------------- -------------- -------------- ---------------
Emerging Markets Stock      557,383,623         19,753,479      11,917,016     14,021,584          92.4
Index
--------------------------- ------------------- --------------- -------------- -------------- ---------------

o RECLASSIFY THE FOLLOWING FUNDS AS NONDIVERSIFIED. This change to "nondiversified" status enables each fund to continue tracking its target index in the event that the index becomes dominated by a small number of stocks.

--------------------------- ------------------- --------------- -------------- -------------- ---------------
      VANGUARD FUND                FOR             AGAINST         ABSTAIN        BROKER      PERCENTAGE FOR
                                                                                 NON-VOTES
--------------------------- ------------------- --------------- -------------- -------------- ---------------
--------------------------- ------------------- --------------- -------------- -------------- ---------------
European Stock Index        3,106,340,457       146,943,516     96,165,489     130,119,646        89.3%
--------------------------- ------------------- --------------- -------------- -------------- ---------------
--------------------------- ------------------- --------------- -------------- -------------- ---------------
Pacific Stock Index         1,199,299,158       52,485,281      29,891,857     31,255,344         91.3
--------------------------- ------------------- --------------- -------------- -------------- ---------------
--------------------------- ------------------- --------------- -------------- -------------- ---------------
Emerging Markets Stock      562,231,923         15,670,955      11,151,240     14,021,584         93.2
Index
--------------------------- ------------------- --------------- -------------- -------------- ---------------